
<ARTICLE> UT
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE BALANCE
SHEET AND INCOME STATEMENT FOR THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER
30, 1999, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPANY'S FORM
10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          SEP-30-1999
<PERIOD-START>                             OCT-01-1998
<PERIOD-END>                               SEP-30-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                      125,913
<OTHER-PROPERTY-AND-INVEST>                      3,763
<TOTAL-CURRENT-ASSETS>                          36,555
<TOTAL-DEFERRED-CHARGES>                           996
<OTHER-ASSETS>                                   6,408
<TOTAL-ASSETS>                                 173,635
<COMMON>                                            49
<CAPITAL-SURPLUS-PAID-IN>                       18,563
<RETAINED-EARNINGS>                             45,542
<TOTAL-COMMON-STOCKHOLDERS-EQ>                  64,154
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<LONG-TERM-DEBT-NET>                            58,017
<SHORT-TERM-NOTES>                              17,177
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                       0
<LONG-TERM-DEBT-CURRENT-PORT>                      962
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                  33,325
<TOT-CAPITALIZATION-AND-LIAB>                  173,635
<GROSS-OPERATING-REVENUE>                       68,060
<INCOME-TAX-EXPENSE>                             5,003
<OTHER-OPERATING-EXPENSES>                      49,072
<TOTAL-OPERATING-EXPENSES>                      54,075
<OPERATING-INCOME-LOSS>                         13,985
<OTHER-INCOME-NET>                               (545)<F3>
<INCOME-BEFORE-INTEREST-EXPEN>                  13,440
<TOTAL-INTEREST-EXPENSE>                         5,165
<NET-INCOME>                                     8,275
<PREFERRED-STOCK-DIVIDENDS>                          0
<EARNINGS-AVAILABLE-FOR-COMM>                    8,275
<COMMON-STOCK-DIVIDENDS>                         4,444
<TOTAL-INTEREST-ON-BONDS>                        4,453<F1>
<CASH-FLOW-OPERATIONS>                          18,490
<EPS-BASIC>                                       1.70<F2>
<EPS-DILUTED>                                     1.68<F2>

<F3>Includes cumulative effect of accounting changes, net of income taxes, in the amount of ($349).
<F1>Total interest on bonds represents interest expense related to long-term debt outstanding under First Mortgage Bonds and long-term secured notes.
<F2>Represents basic and diluted earnings per share computed in accordance with
SFAS 128. Amounts computed based on net income which includes cumulative effect of accounting changes of ($.07) per share.

